Exhibit 99.1

2013 RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

ROUNDY’S, INC. 2012 INCENTIVE COMPENSATION PLAN

* * * * *

Participant:

Grant Date: April 23, 2013

Number of Shares of Restricted Stock Granted:

* * * * *

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Roundy’s, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Roundy’s, Inc. 2012 Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Participant [and for the Participant to become subject to the Employee Confidentiality and Non-Competition Agreement (the “Covenants Agreement”) attached hereto as Exhibit A]1.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

[1]	To be used only for participants who have not previously executed a Covenant Agreement.

2. Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Participant shall not have the rights of a stockholder in respect of the shares underlying this Award until such shares are delivered to the Participant in accordance with Section 4 hereof.

3. Vesting.

(a) The Restricted Stock subject to this grant shall become unrestricted and vested as follows, provided that the Participant has not incurred a Termination prior to each such vesting date:

1. Time Vesting Shares. [X Shares] of the Restricted Stock (“Time Vesting Shares”) shall vest based on the following, so long as the Participant has not incurred a Termination prior to such vesting date:

Vesting Date	Percent of Time Vesting Shares Only
First anniversary of the Grant Date	33.34%
Second anniversary of the Grant Date	33.33%
Third anniversary of the Grant Date	33.33%

2. Performance Vesting Shares. [X Shares] of the Restricted Stock (“Performance Vesting Shares”) shall vest based on the following:

(A) On the third anniversary of the Grant Date (such date, the “Determination Date”) a percentile rank, rounded to the nearest percentile rank (the “TSR Percentile Rank”), shall be determined by comparing the Total Shareholder Return (as defined below) of the Company’s stock (the “Company TSR”) with the Total Shareholder Return of the stock of all of the companies in the peer group determined by the Company’s Compensation Committee (the “Peer Group”).

(B) In addition, in the event that the TSR Percentile Rank is less than the 25th percentile or greater than the 75th percentile, then a second percentile rank, rounded to the nearest percentile rank (the “Operating Income Percentile Rank”), shall be determined by comparing the percentage increase or decrease in the Company’s operating income (as determined by the Committee) between December 30, 2012 and January 2, 2016, with the percentage increase or decrease in the operating income of all of the companies in the Peer Group for the twelve (12) quarters ended closest to January 2, 2016.

(C) If the TSR Percentile Rank is greater than or equal to the 25th percentile but less than or equal to the 75th percentile, then the percent of Performance Vesting Shares that shall vest on the Determination Date shall be equal to the TSR Percentile Rank.

(D) If the TSR Percentile Rank is greater than the 75th percentile but less than the 90th percentile and the Operating Income Percentile Rank is greater than or equal to the 50th percentile, then the percent of Performance Vesting Shares that shall vest on the Determination Date shall be equal to the following:

TSR Percentile Rank	Percent of Vested Performance Shares
76	76.67%
77	78.33%
78	80.00%
79	81.67%
80	83.33%
81	85.00%
82	86.67%
83	88.33%
84	90.00%
85	91.67%
86	93.33%
87	95.00%
88	96.67%
89	98.33%

(E) If the TSR Percentile Rank is greater than or equal to the 90th percentile and the Operating Income Percentile Rank is greater than or equal to the 50th percentile, then the percent of Performance Vesting Shares that shall vest on the Determination Date shall be equal to 100%.

(F) If the TSR Percentile Rank is less than the 25th percentile and the Operating Income Percentile Rank is less than the 50th percentile, then the percent of Performance Vesting Shares that shall vest on the Determination Date shall be equal to zero (0)%.

(G) If the TSR Percentile Rank is less than the 25th percentile and the Operating Income Percentile Rank is greater than or equal to the 50th percentile, then the percent of Performance Shares that shall vest on the Determination Date shall be equal to 50%.

(H) If the TSR Percentile Rank is greater than the 75th percentile and the Operating Income Percentile Rank is less than the 50th percentile, then the percent of Performance Vesting Shares that shall vest on the Determination Date shall be equal to 50%.

(I) “Total Shareholder Return” shall mean the share price appreciation plus dividend yield of a company’s stock between January 1, 2013 and December 31, 2015 using a 10-day average share price for the ten days beginning January 1, 2013 and the ten days ending December 31, 2015 to calculate the share price appreciation.

(J) In the event that the Participant incurs a Termination prior to the Determination Date, the Performance Vesting Shares shall be immediately forfeited. Any Performance Vesting Shares that do not vest in accordance with this Section 2 shall be forfeited as of the Determination Date and the Participant shall have no further rights thereunder.

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock at any time and for any reason.

(c) Change in Control. Upon the occurrence of a Change in Control, so long as the Participant has not incurred a Termination prior to such Change in Control: (1) 100% of the Time Vesting Shares shall vest; and (2) 50% of the Performance Vesting Shares shall vest.

(d) Forfeiture. Subject to the Committee’s discretion to accelerate vesting hereunder, all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s Termination for any reason. [In the event that the Participant does not execute the Covenants Agreement or materially violates any material provision contained therein, the Restricted Stock shall be immediately forfeited and the Participant shall have no further rights under this Agreement.]2

4. Period of Restriction; Delivery of Unrestricted Shares. During the Restricted Period, the Restricted Stock shall bear a legend as described in Section 8.2(c) of the Plan. When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted shares and if the Participant’s stock certificates contain legends restricting the transfer of such shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).

[2]	To be used only for participants who have not previously executed a Covenant Agreement.

5. Dividends and Other Distributions; Voting. Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder.

6. Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.

9. Section 83(b). If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as the rights set forth in Section 8 hereof. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section

83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.

10. Legend. All certificates representing the Restricted Stock shall have endorsed thereon the legend set forth in Section 8.2(c) of the Plan. Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Participant a certificate representing the Restricted Stock prior to the vesting dates set forth above.

11. Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Restricted Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Restricted Stock and the Company is under no obligation to register the shares of Restricted Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of vested Restricted Stock hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12. Entire Agreement; Amendment. This Agreement, together with the Plan [and the Covenants Agreement]3, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the

[3]	To be used only for participants who have not previously executed a Covenant Agreement.

General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

14. Acceptance. As required by Section 8.2 of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of 60 days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide). [Furthermore, the Participant shall forfeit the Restricted Stock if the Participant does not execute the Covenants Agreement within 60 days from the date that the Participant receives this Agreement.]4

15. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

16. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

17. Compliance with Laws. The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.

18. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

19. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

20. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

[4]	To be used only for participants who have not previously executed a Covenant Agreement.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

22. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

23. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

24. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ROUNDY’S, INC.

By:
Name:	Edward G. Kitz
Title:	GVP – Legal, Risk & Treasury

PARTICIPANT

Name:
Social Security Number:

EXHIBIT A

To be used only for participants who have not previously executed a Covenant Agreement.

FORM OF EMPLOYEE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

ROUNDY’S, INC.

EMPLOYEE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

This Employee Confidentiality and Non-Competition Agreement (this “Agreement”) is entered into as of the              day of                     , 201    , by the undersigned for the benefit of Roundy’s, Inc. (“Roundy’s”) and its current and future Subsidiaries and Affiliates (as hereinafter defined). Roundy’s and its Subsidiaries and Affiliates are referred to herein collectively as the “Company.”

PREAMBLE:

I am an officer of the Company. I understand that in the course of my service to the Company, I will have access to and become acquainted with a great deal of confidential, proprietary information concerning the Company’s business, products, services, customers, sales and marketing efforts and practices, financial information, market strategies, corporate strategies, capital structure, ownership, and other valuable proprietary information. Some or all of such information may constitute “trade secrets” of the Company within the meaning of the Wisconsin Trade Secrets Act, Wis. Stat. §134.90.

I understand that such information is the exclusive property of the Company, and its disclosure to third persons could have a significant adverse effect on the Company’s competitive position and business. Further, my use of such knowledge and information, and of the experience I have and will gain in the course of my service to the Company, in a manner competitive with the Company’s business would have a substantial detrimental effect on the business and the value of the Company. The Company therefore wishes to maintain the strictest confidentiality of all such information and to take all reasonable steps to prevent its unauthorized dissemination or its use in a manner competitive with the Company’s business, and to prohibit me from competing with the Company for a period of time following the termination of my employment with the Company.

The Company has offered to grant me Restricted Stock pursuant to the Company’s parent corporation, Roundy’s, Inc. (the “Restricted Stock”). I understand that the Company’s willingness to grant the Restricted Stock is in consideration, in part, of my entering into this Agreement.

AGREEMENT:

Therefore, in consideration of these circumstances, my continued employment by the Company, and Company’s granting me the Restricted Stock, I agree as follows:

1. Confidential Information.

(a) I acknowledge that by reason of my duties to and association with the Company, I have had and will have access to and have and will become informed of Confidential Information. For purposes of this Agreement, “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that is or was disclosed to, or developed or learned by, me in connection with my relationship with the Company or any of its stockholders or investors prior to the date hereof or during the continuation of my employment with the Company, and that relates to the actual or anticipated business, products, services, financing, research or development of the Company or any of its stockholders or investors or their respective suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, information about and confidential and proprietary information of any of the Company’s suppliers, distributors and customers; (iii) trade secrets, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) Acquisition Targets and Active Targets (as defined below). Confidential Information shall not include information that (a) is or becomes publicly known through no wrongful act or breach of obligation of confidentiality; (b) was rightfully received by me from a third party (other than the Company or any of the Company’s suppliers, distributors or customers) without a breach of any obligation of confidentiality by such third party known to me or (c) was known to me prior to my employment with the Company.

(b) During the term of my employment by the Company, I agree to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information, except for use in my regular authorized duties on behalf of the Company. Following the termination (for any reason whatsoever) of my employment with the Company, I agree to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information in the Geographic Area (as defined below). I acknowledge and agree that all documents and other property including or reflecting Confidential Information furnished to me by the Company or any of its shareholders, or investors or otherwise acquired or developed by me or known by me shall at all times be the sole and exclusive property of the Company. During my employment with the Company and thereafter, I will take all necessary and appropriate steps to safeguard Confidential Information and protect it against disclosure, misappropriation, misuse, loss and theft. I will deliver to the Company at the termination of my employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer disks or tapes, printouts and software and other documents and data (and copies thereof) relating to or containing any Confidential Information, Work Product (as defined below) or the business of the Company or any of its shareholders or investors which I may then possess or have under my control and shall erase all embodiments of the Confidential Information from all storage devices. If I am required to disclose Confidential Information pursuant to any applicable law or court order, I will provide the Company with prior written notice of the requirement for disclosure that details the Confidential Information to be disclosed and will cooperate with the Company to preserve the confidentiality of such information to the extent possible.

2. Common Law of Torts or Trade Secrets. In addition to the Company’s rights and my duties as specifically set out in this Agreement, the Company will retain all such rights, and I will be bound by all such duties, to protect the Company’s Confidential Information, as are or may be provided under the law, including without limitation the Wisconsin Trade Secrets Act (Wis. Stat. §134.90). Nothing herein will diminish the Company’s common law and statutory rights to:

(a) keep such information secret for as long as the law allows;

(b) protect such information from disclosure to any third party, wherever located;

(c) protect such information from use by any person, including me, not authorized by the Company; and

(d) seek any remedies and take any measures necessary to protect the Company’s Confidential Information.

3. Inventions and Patents.

(a) I acknowledge that all Work Product is the exclusive property of the Company. I hereby assign all right, title and interest in and to all Work Product to the Company. Any copyrightable works that fall within Work Product will be deemed “works made for hire” under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein; provided, however, that to the extent such works may not, by operation of law, constitute “works made for hire,” I hereby assign to the Company all right, title and interest therein.

(b) I will promptly and fully disclose all Work Product to the Company and will cooperate and perform at the expense of the Company all actions reasonably requested by the Company (whether during or after my employment) to establish, confirm and protect the Company’s right, title and interest in such Work Product. Without limiting the generality of the foregoing, I agree to assist the Company, at the Company’s expense, to secure its rights in the Work Product in any and all countries, including the execution of all applications and all other instruments and documents which the Company shall deem necessary in order to apply for and obtain rights in such Work Product and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Work Product. If the Company is unable because of my mental or physical incapacity or for any other reason (including my refusal to do so after request therefor is made by the Company) to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product belonging to or assigned to the Company pursuant to Section 7(a) above, then I hereby irrevocably designate and appoint Roundy’s and each of its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations thereon with the same legal force and effect as if executed by me. I agree not to apply for or pursue any application for any United States or foreign patents or copyright registrations covering any Work Product other than pursuant to this paragraph in circumstances where such patents or copyright registrations are or have been or are required to be assigned to the Company.

4. Non-Competition; Non-Solicitation; Non-Interference.

(a) I agree that, during my employment with the Company, I will not directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage in any business which is, directly or indirectly, engaged in any business in which the Company engages or proposes to engage during the period of my employment.

(b) I agree that, during the Noncompete Period (as defined below), I will not directly or indirectly own any interest in, or in any capacity that requires me to provide, in any material respect, services, advice, and/or consultation similar to the services, advice and/or consultation I provided on behalf of the Company during the Reference Period (as defined below), manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any manner engage in any business which is located, in whole or in part, in the Geographic Area and which is engaged in a Competitive Business (as defined below).

(c) Nothing herein shall prohibit me from being a passive owner of not more than 2% of the outstanding securities of any class of a corporation which is publicly traded, so long as I have no active participation in the business of any such corporation.

(d) During my employment with the Company and throughout the Noncompete Period, I will not directly or indirectly (including through another person) solicit or attempt to solicit, induce or attempt to induce any employee, consultant, agent, independent contractor or any other person otherwise engaged in a services or business relationship (including, without limitation, any customer, supplier, licensee or licensor) with the Company to leave the employ of or terminate or otherwise adversely alter such person’s relationship with the Company, or in any way interfere with the relationship between the Company and any such person; provided, however, I will not be prohibited from engaging the services of any such person who is also engaged by the Company (other than any employee of the Company, or any consultant or agent providing services substantially on a full-time basis to the Company relating primarily to the Food Industries, as that term is defined below) so long as any such engagement would not otherwise constitute a breach of this Section 4(d).

(e) During the Noncompete Period, I will not directly or indirectly (including through another person) hire or otherwise engage the services of any person who was an employee of the Company at any time during the ninety (90) day period immediately preceding the termination of my employment with the Company.

(f) During my employment with the Company and throughout the Noncompete Period, I will not directly or indirectly (including through another person) acquire or attempt to acquire any business in the United States of America to which the Company or any of its shareholders or investors has made any proposal during the Reference Period relating to the possible acquisition of such business by the Company or any of its shareholders or investors (an “Acquisition Target”), or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any person other than the Company or any of its shareholders or investors.

(g) If, at the time of enforcement of any covenant or agreement contained in Section 1, 2, 4(a), 4(b), 4(d) or 4(e) of this Agreement, a court holds that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, I agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated

period, scope or area and that the court will be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Because my services are unique and because I have access to Confidential Information and Work Product, I agree that monetary damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or similar relief in order to enforce, or prevent any violations of, the provisions hereof. In addition, in the event of a breach or violation by me of any covenant or agreement in Section 4(a), 4(b), 4(d) or 4(e), the Noncompete Period set forth in such Section with respect to such covenant or agreement shall be tolled until such breach or violation has been duly cured.

5. Definitions.

“Active Targets” means a company or a division of a company in the Food Industries which, during the Reference Period, the Company has spent a significant amount of time investigating as a possible investment or acquisition candidate.

“Affiliate” of a person means any other person or investment fund controlling, controlled by or under common control with the person and, in the case of a person which is a partnership, any partner of the person.

“Competitive Business” means the business of the wholesale distribution or retail sale of food, groceries, prescription and non-prescription drug products, general merchandise (but only if such general merchandise business is part of a business a material component of which is the sale or distribution of food or groceries) and other goods and services related to the wholesale or retail sale or distribution of food or groceries.

“Food Industries” means the retail grocery industry.

“Geographic Area” means the States of Illinois, Minnesota, Wisconsin, any other state in which the Company or any of its Subsidiaries conduct significant business after the date hereof, and any other state in which an Active Target is located.

“Noncompete Period” means the one (1) year period following the Termination Date; provided that if the Termination Date for a Class A Participant occurs within twenty-four (24) months following a Change in Control, the Noncompete Period shall mean the one and one-half (1.5) year period following the Termination Date. For purposes of this Agreement, “Change in Control” shall have the meaning given such term in the grant agreement governing the Restricted Stock.

“Reference Period” means the one (1) year period immediately preceding the Termination Date.

“Subsidiary” means, with respect to any person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Termination Date” means the date on which my employment with Roundy’s terminates, regardless of the reason for that termination.

“Work Product” means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice or comprising Confidential Information) and any copyrightable work, trade mark, trade secret or other intellectual property rights (whether or not comprising Confidential Information) and any other form of Confidential Information, any of which relate to the Company’s actual or anticipated business, research and development or existing or future products or services and which were or are conceived, reduced to practice, contributed to, developed, made or acquired by me (whether alone or jointly with others) while employed (both before and after the date hereof) by the Company (or its predecessors, successors or assigns).

6. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipients at the address indicated below:

If to me:
If to the Company:	Roundy’s, Inc.
875 East Wisconsin Avenue
Milwaukee, WI 53202
Attn: Darren W. Karst

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, upon actual receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after being so sent; (c) if sent by telecopy or facsimile transmission (and receipt is confirmed), when transmitted at or before 5:00 p.m. local time at the location of receipt on a business day, and if received after 5:00 p.m. or on a day other than a business day, on the next following business day, but only if also sent by reputable overnight air courier within one business day following transmission; or (d) if otherwise actually personally delivered, when so delivered.

7. General Provisions.

(a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties specifically acknowledge and agree that each covenant and agreement contained in Section 1, 2, 3, 4(a), 4(b), 4(d) or 4(e) of this Agreement is separate and independent.

(b) Complete Agreement. This Agreement, together with the Restricted Stock, and those other documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Wisconsin.

(f) Remedies. The Company shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. I agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(g) Survival. The provisions of this Agreement shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of my employment with the Company, regardless of the reason for that termination.

(h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and me.

(i) Advice of Counsel. I acknowledge that I have been encouraged by the Company to obtain independent legal advice and counsel prior to entering into this Agreement, that I have obtained such independent advice and counsel, and that I understand fully all the terms and provisions contained in this Agreement.

(j) Other Laws. Nothing in this Agreement shall be construed to limit or negate any common or statutory law, including, without limitation, any laws of fiduciary duties, torts or trade secrets, where it provides the parties hereunder with broader protection than that provided herein.

(l) Waiver of Jury Trial. I HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG ANY OF THE PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

IN WITNESS WHEREOF, I have executed this Employee Confidentiality and Non-Competition Agreement on the date first written above.

EMPLOYEE: